Exhibit 4.6






                  $170,000,000 REVOLVING LOANS

                      $80,000,000 TERM LOAN

                        CREDIT AGREEMENT

                              AMONG

                         ROUNDY'S, INC.,

                          THE LENDERS,

                       BANK ONE, WISCONSIN
                            AS AGENT,

                  HARRIS TRUST AND SAVINGS BANK
                     AND NATIONAL CITY BANK
                    AS CO-SYNDICATION AGENTS,

                               AND

                 BANC ONE CAPITAL MARKETS, INC.
              AS LEAD ARRANGER AND SOLE BOOK RUNNER


                   Dated as of March 31, 2000

                          TABLE OF CONTENTS




ARTICLE I.  DEFINITIONS                                                  1

ARTICLE II.  THE CREDITS                                                20

          2.1.      Term Loans.                                         20
                    2.1.1.    Making the Term Loans.                    20
                    2.1.2     Interest Repayment Dates; Repayment
                    of the Term Loans.                                  20
          2.2.      Revolving Loans.                                    21
                    2.2.1.    Making the Revolving Loans.               22
                    2.2.2.    Interest Repayment Dates;
                    Repayment of the Revolving  Loans.                  22
          2.3       Swing Line Loans.                                   22
                    2.3.1.    Amount of Swing Line Loans.               22
                    2.3.2.    Borrowing Notice.                         22
                    2.3.3.    Making of Swing Line Loans.               22
                    2.3.4.    Repayment of Swing Line Loans.            23
          2.4       Types of Advances                                   23
          2.5       Commitment Fee; Reduction in Aggregate Revolving
                    Loan Commitment                                     24
          2.6       Minimum Amount of Each Advance                      24
          2.7       Certain Principal Payments.                         24
                    2.7.1     Optional Payments.                        24
                    2.7.2     Mandatory Payments.                       25
          2.8       Method of Selecting Types and Interest Periods
                    for New Advances.                                   26
          2.9       Conversion and Continuation of Outstanding
                    Advances.                                           26
          2.10      Changes in Interest Rate, etc.                      27
          2.11      Rates Applicable After Default.                     27
          2.12      Method of Payment.                                  27
          2.13      Noteless Agreement; Evidence of Indebtedness.       28
          2.14      Telephonic Notices.                                 28
          2.15      Interest and Fees Basis.                            28
          2.16      Notification of Advances, Interest Rates,
                    Prepayment and Commitment Reduction.                29
          2.17      Lending Installations.                              29
          2.18      Non-Receipt of Funds by the Agent.                  29
          2.19.     Facility LCs.                                       29
                    2.19.1.   Issuance.                                 29
                    2.19.2.   Participations.                           30

                    2.19.3.   Notice.                                   29
                    2.19.4.   LC Fees.                                  30
                    2.19.5.   Administration; Reimbursement by Lenders. 30
                    2.19.6.   Reimbursement by Borrower.                31
                    2.19.7.   Obligations Absolute                      31
                    2.19.8.   Actions of LC Issuer.                     32
                    2.19.9.   Indemnification.                          32
                    2.19.10.  Lenders' Indemnification.                 33
                    2.19.11.  Facility LC Collateral Account.           33
                    2.19.12.  Rights as a Lender.                       33
          2.20      Replacement of Lender.                              33

ARTICLE III.  YIELD PROTECTION; TAXES                                   34
          3.1       Yield Protection.                                   34
          3.2       Changes in Capital Adequacy Regulations.            35
          3.3       Availability of Types of Advances.                  35
          3.4       Funding Indemnification.                            35
          3.5       Taxes.                                              36
          3.6       Lender Statements; Survival of Indemnity.           37

ARTICLE IV.  CONDITIONS PRECEDENT                                       38
          4.1       Initial Credit Extension.                           38
          4.2       Each Credit Extension.                              41

ARTICLE V.  REPRESENTATIONS AND WARRANTIES                              41
          5.1       Organization and Qualification.                     41
          5.2       Subsidiaries.                                       41
          5.3       Power and Authority.                                42
          5.4       Validity and Binding Effect.                        42
          5.5.      No Conflict.                                        42
          5.6.      Litigation.                                         42
          5.7.      Title to Properties.                                43
          5.8.      Financial Statements.                               43
          5.9.      Use of Proceeds; Margin Stock.                      43
          5.10      Full Disclosure.                                    44
          5.11.     Taxes                                               44
          5.12.     Consents and Approvals.                             44
          5.13.     No Event of Default; Compliance with Instruments.   44
          5.14.     Patents, Trademarks, Copyrights, Licenses, Etc.     44
          5.15.     Insurance.                                          45
          5.16.     Compliance with Laws.                               45
          5.17.     Material Contracts; Burdensome Restrictions.        45
          5.18.     Investment Companies: Regulated Entities.           45
          5.19.     Plans and Benefit Arrangements.                     45

          5.20.     Employment Matters.                                 46
          5.21.     Environmental Matters.                              47
          5.22      Subordinated Indebtedness.                          48
          5.23.     Updates to Schedules.                               48
          5.24      Solvency.                                           48

ARTICLE VI.  COVENANTS                                                  49
          6.1.      Affirmative Covenants.                              49
                    6.1.1.    Preservation of Existence, Etc.           49
                    6.1.2.    Payment of Liabilities, Including
                    Taxes, Etc.                                         49
                    6.1.3.    Maintenance of Insurance.                 50
                    6.1.4.    Maintenance of Properties and Leases.     50
                    6.1.5.    Maintenance of Patents, Trademarks, Etc.  50
                    6.1.6.    Visitation Rights.                        50
                    6.1.7.    Keeping of Records and Books of Account.  50
                    6.1.8.    Plans and Benefit Arrangements.           50
                    6.1.9.    Compliance with Laws.                     51
                    6.1.10.   Use of Proceeds.                          51
                    6.1.10.1.   General.                                51
                    6.1.10.2.   Margin Stock.                           51
                    6.1.10.3.   Section 20 Subsidiaries.                51
                    6.1.11.   Subordination of Intercompany Loans.      51
                    6.1.12.   Rate Management Transactions.             51
          6.2.      Negative Covenants.                                 51
                    6.2.1.    Indebtedness.                             52
                    6.2.2.    Liens.                                    52
                    6.2.3.    Contingent Obligations.                   52
                    6.2.4.    Loans and Investments.                    53
                    6.2.5.    Dividends and Related Distributions.      54
                    6.2.6.    Liquidations, Mergers, Consolidations,
                              Acquisitions.                             54
                    6.2.7.    Dispositions of Assets or Subsidiaries.   55
                    6.2.8.    Affiliate Transactions.                   55
                    6.2.9.    Subsidiaries, Partnerships and
                              Joint Ventures.                           55
                    6.2.9.1.  New Subsidiaries.                         55
                    6.2.9.2.  Joinder of Subsidiaries as Required
                              Under Other Circumstances.                56
                    6.2.10.   Continuation of or Change in Business.    56
                    6.2.11.   Plans and Benefit Arrangements.           56
                    6.2.12.   Fiscal Year.                              57
                    6.2.13.   Changes in Organizational Documents.      57
                    6.2.14.   Financial Covenants.                      57
                    6.2.14.1. Minimum Net Worth.                        58
                    6.2.14.2. Leverage Ratio.                           58
                    6.2.14.3. Fixed Charge Coverage Ratio.              58

                    6.2.14.4. Capital Expenditures.                     59
                    6.2.15.   Subordinated Indebtedness.                59
                    6.2.16.   Sale of Accounts.                         59
                    6.2.17.   Sale and Leaseback Transactions and
                              other Off-Balance Sheet Liabilities.      59
                    6.2.18.   Financial Contracts.                      59
          6.3.      Reporting Requirements.                             59
                    6.3.1     Quarterly Financial Statements            60
                    6.3.2.    Annual Financial Statements.              60
                    6.3.3.    Certificate of the Borrower.              60
                    6.3.4.    Notice of Default.                        60
                    6.3.5.    Notice of Litigation.                     61
                    6.3.6.    Forecasts, Other Reports and Information. 61
                    6.3.7.    Notices Regarding Plans and Benefit
                              Arrangements.                             61
                    6.3.7.1.  Certain Events.                           61
                    6.3.7.2.  Notices of Involuntary Termination and
                              Annual Reports.                           62
                    6.3.7.3.  Notice of Voluntary Termination.          62

ARTICLE VII.  DEFAULTS                                                  63

ARTICLE VIII.  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES           65

          8.1       Acceleration; Facility LC Collateral Account.       65
          8.2       Amendments.                                         66
          8.3       Preservation of Right.                              67

ARTICLE IX.  GENERAL PROVISIONS                                         68
          9.1       Survival of Representations.                        68
          9.2       Governmental Regulation.                            68
          9.3       Headings.                                           68
          9.4       Entire Agreement.                                   68
          9.5       Several Obligations; Benefits of this Agreement.    68
          9.6       Expenses; Indemnification.                          68
          9.7       Number of Documents.                                69
          9.8       Accounts.                                           69
          9.9       Severability of Provisions.                         69
          9.10      Nonliability of Lenders.                            69
          9.11      Confidentiality.                                    70
          9.12.     Nonreliance                                         70
          9.13      Disclosure.                                         70

ARTICLE X.  THE AGENT                                                   70
          10.1      Appointment; Nature of Relationship.                70
          10.2      Powers.                                             71
          10.3      General Immunity.                                   71

          10.4.     No Responsibility for Loans, Recitals, etc.         71
          10.5      Action on Instructions of Lenders.                  71
          10.6      Employment of Agents and Counsel.                   72
          10.7      Reliance on Documents; Counsel.                     72
          10.8      Agent's Reimbursement and Indemnification.          72
          10.9      Notice of Default.                                  72
          10.10     Rights as a Lender.                                 73
          10.11     Lender Credit Decision.                             73
          10.12.    Successor Agent                                     73
          10.13.    Agent's Fee.                                        74
          10.14     Delegation to Affiliates.                           74
          10.15     Execution of Collateral Documents.                  74
          10.16     Collateral Releases.                                74
          10.17     Co-Agents, Documentation Agent, Syndication
                    Agent, etc.                                         74

ARTICLE XI.  SETOFF; RATABLE PAYMENTS                                   74
          11.1      Setoff.                                             74
          11.2      Ratable Payments.                                   75

ARTICLE XII.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS         75
          12.1      Successors and Assigns.                             75
          12.2      Participations.                                     76
                    12.2.1    Permitted Participants; Effect.           76
                    12.2.2    Voting Rights.                            76
                    12.2.3    Benefit of Setoff.                        76
          12.3      Assignments.                                        76
                    12.3.1    Permitted Assignments.                    76
                    12.3.2    Effect; Effective Date.                   77
          12.4      Dissemination of Information.                       77
          12.5      Tax Treatment.                                      77

ARTICLE XIII.  NOTICES                                                  78
          13-1      Notices                                             78
          13.2      Change of Address.                                  78

ARTICLE XIV.  COUNTERPARTS                                              78

ARTICLE XV.  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
             TRIAL                                                      79
          15.1      Choice of Law.                                      79
          15.2      Consent to Jurisdiction.                            79
          15.3      Waiver of Jury Trial.                               79

                          CREDIT AGREEMENT

      This Credit Agreement, dated as of March 31, 2000, is among Roundy's, Inc., the Lenders and Bank One, Wisconsin, as LC Issuer and as Agent. The parties hereto agree as follows:


                              ARTICLE I

                             DEFINITIONS
                             ------------

     As used in this Agreement, the following terms shall have the following meanings:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans (other than Swing Line Loans) of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

       "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

      "Agent's Letter" shall have the meaning assigned to that term in Section 10.13.

      "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.

     "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all Lenders.

      "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

      "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders.

      "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.8.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day or
(ii)  the sum of the Federal Funds Effective Rate for such day  plus
1/2% per annum.

      "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Loan Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Credit Extensions of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Credit Extensions of such Type as set forth in the Pricing Schedule.

      "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

      "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Disposition" means the sale, sale leaseback, exchange or similar disposition (including by means of merger, consolidation or amalgamation) of any Property, business or assets of the Borrower or its Subsidiaries (other than sales of inventory in the ordinary course of business or obsolete or worn-out Property in the ordinary course of business) to any Person or Persons other than the Borrower or any of its Subsidiaries.

      "Authorized Representative" means: (i) with respect to or for purposes of any notice or communication initiated by a Loan Party pursuant to Article II of this Agreement, any of the following individuals: Robert Ranus, Edward Kitz, Kim Brurok or Beth Preston or such other persons as the Borrower may from time to time designate in writing to the Agent, acting singly: (ii) with respect to any other reference herein to an "Authorized Representative" of a Loan Party, any of the President, Chief Financial Officer, Secretary or Treasurer of such Loan Party, acting singly; and (iii) with respect to any reference herein to an "Authorized Person" of any Lender, any Vice President or Director of such Lender, acting singly.

      "Bank One" means Bank One, Wisconsin, in its individual capacity, and its successors and assigns.

      "Benefit Arrangement" means at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.

      "Borrower" means Roundy's, Inc., a Wisconsin corporation, and its successors and assigns.

      "Borrowing Date" means a date on which a Credit Extension is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

       "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which  would  be  classified  as a  fixed  or  capital  asset  on  a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Equivalent Investments" means (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition; (ii) commercial paper either (A) maturing in 270 days or less rated not lower than A-1, by S&P or P-1 or better by Moody's on the date of acquisition or (B) maturing in 30 days or less which is not rated but with respect to which the issuer has an unconditional line of credit supporting the repayment of such paper with a commercial bank whose obligations are rated A-1, A or the equivalent or better by S&P on the date of acquisition; (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by S&P on the date of acquisition; and
(iv) money market accounts or mutual fund accounts investing solely in securities described in (i) through (iii) above.

      "Change in Control" means the acquisition by any Person (other than the Roundy's, Inc. Voting Trust), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

      "Closing Date" means the date upon which the conditions precedent to the initial Credit Extension have been satisfied or waived by the Lenders and the Term Loans and initial Revolving Loans are made hereunder.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Collateral Documents" means, collectively, the Pledge and Security Agreement and the Mortgages.

     "Collateral Shortfall Amount" is defined in Section 8.1.

       "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment and Term Loan Commitment.

      "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Patronage Dividends, (ii) Consolidated Interest Expense,
(iii) expense for taxes paid or accrued, (iv) depreciation, (v) amortization and (vi) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in

Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

      "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

      "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

      "Consolidated Intangible Assets" means at any time goodwill (including any amounts, however designated, representing the excess of the purchase price paid for assets or stock acquired subsequent to the date of this Agreement over the value assigned thereto on the books of the Borrower and its Subsidiaries), patents, trademarks, trade names, copyrights and all other intangible assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

      "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Rentals" means, with reference to any period, the Net Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time plus the book value of the Borrower's redeemable common stock.

      "Consolidated Tangible Assets" means at any time the total amount of all assets of the Borrower and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) less all Consolidated Intangible Assets.

      "Consolidated Working Capital" means, as at any date of determination, the excess, if any, of (i) the current assets of the Borrower and its Subsidiaries calculated on a consolidated basis at such date (except cash and Cash Equivalent Investments) over (ii) the current liabilities of the Borrower and its Subsidiaries calculated on a consolidated basis at such date (except current maturities of long-term debt and Revolving Loans as of such date and all accrued interest as of such date).

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Conversion/Continuation Notice" is defined in Section 2.9.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Default" means an event described in Article VII.

      "Environmental Complaint" means any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

       "Environmental Conditions" means any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health,
(iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" or "Eurodollar Loan" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

      "Excess Cash Flow" means, for any fiscal year of the Borrower, an amount equal to the Borrower's (i) Consolidated EBITDA for such period minus (ii) income taxes paid in cash for such period minus
(iii) Consolidated Capital Expenditures paid in cash during such period minus (iv) Consolidated Interest Expense for such period minus (v) all payments of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other term Indebtedness of the Borrower and its Subsidiaries during such period minus (vi) cash payments in respect of extraordinary and nonrecurring items minus (vii) the increase (or plus the decrease) in Consolidated Working Capital during such period (provided, that for purposes of determining the Borrower's Consolidated Working Capital for its 2000 fiscal year, the amount of Working Capital (as hereinafter defined) of any Person that the Borrower acquires during its 2000 fiscal year (an "Acquired Person") shall be added as an asset to the Borrower's audited consolidated and consolidating balance sheet dated as of January 1, 2000; for purposes hereof, "Working Capital" means, as at any date of determination, the excess, if any, of (A) the current assets of the Acquired Person calculated at such date (except cash and Cash Equivalent Investments) over (B) the current liabilities of the Acquired Person calculated at such date (except current maturities of long-term debt and all accrued interest as of such date) minus (viii) Patronage Dividends paid in cash in an amount not to exceed thirty percent (30%) of all Patronage Dividends, in each case as calculated in accordance with Agreement Account Principles minus (ix) permitted redemptions of Borrower's common stock.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it under the laws of any jurisdiction.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing Letters of Credit" means those letters of credit outstanding on the Closing Date and identified on Schedule 2.19.

     "Facility LC" is defined in Section 2.19.1.

     "Facility LC Application" is defined in Section 2.19.3.

       "Facility  LC  Collateral  Account"  is  defined  in  Section
2.19.11.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any Rate Management Transaction.

      "Floating Rate" means, for any day, a rate per annum equal  to
(i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

      "Floating Rate Advance" or "Floating Rate Loan" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

      "General Intangibles Mortgage" means that certain General Intangibles Mortgage and Security Agreement dated as of the Closing Date, executed by the Borrower in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Guarantors" means each of the Borrower's Subsidiaries that are parties to the Guaranty, and their successors and assigns.

     "Guaranty" means that certain Guaranty dated as of the Closing Date, executed by certain of the Borrower's direct and indirect Subsidiaries as identified therein in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

      "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations (vii) Contingent Obligations, (viii) Reimbursement Obligations, (ix) Net Mark-to-Market Exposure under Rate Management Transactions and other Financial Contracts, (x) Off-Balance Sheet Liabilities, (xi) Sale and Leaseback Transactions, and (xii) any other obligation for borrowed money or other similar financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, but excluding guaranties by one Loan Party of the Indebtedness of another Loan Party.

      "Ineligible Security" means any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
Section 24, Seventh), as amended.

      "Intercompany Subordination Agreement" means that certain subordination agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(A).

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "Labor Contracts" means all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees.

     "LC Fee" is defined in Section 2.19.4.

      "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

       "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.19.5.

       "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes Bank One in its capacity as Swing Line Lender.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

      "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loan" means, with respect to a Lender, such Lender's loans made pursuant to Article II (or any conversion or continuation thereof), and collectively all Revolving Loans and Term Loans, whether made or continued as or converted to Floating Rate Advances or Eurodollar Advances and, in the case of the Swing Line Lender, any Swing Line Loan made by it pursuant to Section 2.3.

      "Loan Documents" means this Agreement, the Agent's Letter, any Notes issued pursuant to Section 2.13, the Collateral Documents, the Facility LCs, the Facility LC Applications, the Guaranty, the Pledge and Security Agreements, the Mortgages, the General Intangibles Mortgage, the Intercompany Subordination Agreement, the Subordination Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

      "Loan Parties" means, collectively, the Borrower and the Guarantors and "Loan Party" shall mean any of the Loan Parties.

      "Material Adverse Effect" means a material adverse  effect  on
(i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

      "Material Subsidiary" means, on any date of determination, any Subsidiary which meets the requirements set forth in (i) or (ii) below:

      (i) the gross revenues of such Subsidiary over the twelve-months preceding the date of determination equals or exceeds 5% of the consolidated gross revenues of the Borrower and its Subsidiaries (determined in accordance with Agreement Accounting Principles); or

      (ii) the book value of the assets of such Subsidiary on such date equals or exceeds 5% of the book value of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with Agreement Accounting Principles).

If the Borrower acquires assets or stock or other ownership interests of another business (the "Acquired Business") in a Permitted Acquisition (as that term is defined in Section 6.2.6) whether by merger, purchase or otherwise, the Borrower shall determine whether each Subsidiary of Borrower is a "Material Subsidiary" on the date of such Permitted Acquisition after giving effect to such Permitted Acquisition and the Borrower shall treat the Acquired Business and any Subsidiaries formed or acquired by the Borrower in connection therewith as having been owned by the Borrower throughout the 12 months preceding the date of such Permitted Acquisition for purposes of clause (i) above.

      "Mega Marts Agreement" means that certain Stock Purchase Agreement dated as of March 31, 2000 among the Borrower and the shareholders of Mega Marts, Inc.

      "Mega Marts Notes" means those certain 8.25% promissory notes due five years from the consummation of the transactions contemplated by the Mega Marts Agreements, in an original principal amount of $39,000,000, issued and outstanding from time to time under, and pursuant to, the Mega Marts Agreement.

     "Modify" and "Modification" are defined in Section 2.19.1.

     "Moody's" means Moody's Investors Service, Inc.

      "Mortgages" means those certain Real Estate Mortgages dated as of the Closing Date, executed by the Borrower and certain of the Guarantors, for the ratable benefit of the Lenders, as the same may be amended or modified and in effect from time to time.

     "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the Controlled

Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

      "Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including the Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management
Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "Net Proceeds" means (a) with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (i) the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation provided to the Agent) incurred by the Borrower or any Subsidiary in connection with such Asset Disposition and (ii) federal, state and local taxes incurred in connection with such sale, whether payable at such time or thereafter; or (b) with respect to the issuance of any equity security or the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries, the net amount equal to the aggregate amount received in cash in connection with such issuance or incurrence minus the reasonable fees (including, without limitation, reasonable attorneys' fees), commissions and other out-of-pocket expenses (as evidenced by supporting documentation provided to the Agent) incurred by the Borrower or such Subsidiary in connection with such issuance or incurrence.

      "Net Rentals" means, for any period of determination, the greater of (i) $0 or (ii) the difference between Operating Lease expenses and income from subleases of the Borrower and its Subsidiaries on a consolidated basis during such period.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

      "Note"  means any Revolving Note, the Swing Line Note  or  any
Term Note.

     "Notice of Assignment" is defined in Section 12.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Swing Line Lender, the LC Issuer or any indemnified party arising under the Loan Documents.

      "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

      "Official Body" means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

      "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Term
Loans outstanding at such time, plus (ii) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iv) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

     "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of Swing Line Loans outstanding at such time.

     "Participants" is defined in Section 12.2.1.

      "Patronage Dividends" means "patronage dividends" as such term is defined in Section 1388(a) of the Code which Patronage Dividends may be excluded from taxable income pursuant to Section 1382(b) of the Code.

     "Payment Date" means (i) as to any Eurodollar Advance having an Interest Period of three months or less, the last day of such Interest Period, (ii) as to any Eurodollar Advance having an Interest Period longer than three months, each day which is the last day of each three-month interval during such Interest Period, (iii) as to any Floating Rate Advance, the last day of each month while such Advance is outstanding and the date of the final principal payment in respect thereof.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" means:

                 (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                (ii) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                (iii) Liens   of   mechanics,   materialmen,
warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Lenders;

                (vii) Liens on property leased by a Loan Party under Capitalized and Operating Leases securing obligations of such Loan Party to the lessor under such leases;

                (viii) Any Lien existing on the date of this Agreement and described on Schedule 1.1(B), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                (ix) Purchase Money Security Interests in the ordinary course of business, provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $25,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(B));

                (x) Liens  securing Indebtedness  permitted  under
Section 6.2.1 (ix); and

                (xi) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty
(30) days of entry or, in the aggregate, do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by Agreement Accounting Principles and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

          (3)  Claims   of  Liens  of  mechanics,   materialmen,
     warehousemen, carriers, or other statutory nonconsensual Liens;
     or

          (4) Liens resulting from final judgments or orders described in Section 7.9.

      "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.

     "Pledge and Security Agreements" means those certain Pledge and Security Agreements dated as of the Closing Date, executed by each of the Loan Parties for the ratable benefit of the Lenders, as they may be amended or modified and in effect from time to time.

       "Pricing   Schedule"  means  the  Schedule  attached   hereto
identified as such.

      "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

      "Prohibited Transaction" means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (i) the sum of such Lender's Term Loan and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the sum of the aggregate amount of all the Term Loans outstanding hereunder at such time and the Aggregate Revolving Loan Commitment at such time, provided, however, that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by diving (x) the sum of such Lender's Term Loan and Revolving Loans outstanding at such time by (y) the sum of the aggregate amount of all the Term Loans and Revolving Loans outstanding hereunder at such time.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Purchase Money Security Interest" means Liens upon tangible personal property securing loans to any Loan Party or deferred payments by such Loan Party for the purchase of such tangible personal property.

     "Purchasers" is defined in Section 12.3.1.

      "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

      "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

      "Regulated Substances" means any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollution," "contaminant," "hazardous
or   toxic  substance,"  "extremely  hazardous  substance,"   "toxic
chemical," "toxic waste," "hazardous waste," "industrial waste," "residual water," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official
Body,   the   generation,   manufacture,   extraction,   processing,
distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other
management   or   mismanagement  of  which  is  regulated   by   the
Environmental Laws.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section
2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

      "Reportable  Event"  means a reportable event  as  defined  in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either
Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

      "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Loan" is defined in Section 2.2.1.

      "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to, participate in Facility LCs issued upon the application of, and participate in the making of Swing Line Loans to, the Borrower in an amount not exceeding the amount set forth adjacent to the caption "Revolving Loan Commitment" opposite its signature below or as set forth in any

Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Revolving Loan Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (i) the amount of such Lender's Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the Aggregate Revolving Loan Commitment at such time, provided, however, that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Revolving Loan Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (x) the amount of such Lender's Revolving Loans outstanding at such time by (y) the aggregate amount of all the Revolving Loans outstanding hereunder at such time.

      "Revolving Loan Termination Date" means March 31, 2005 or any earlier date upon which the Aggregate Revolving Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Revolving Note" means any promissory note evidencing the Revolving Loans issued at the request of a Lender pursuant to
Section 2.13 in the form of Exhibit E-1.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Section 20 Subsidiary" means the Subsidiary of the bank holding company controlling any bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

      "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

       "Seller Agreements" means collectively, the Mega Marts Agreement, the Ultra Mart Agreement, and that certain Asset Purchase Agreement dated as of March 31, 2000 among the Borrower, NDC, Inc. and Mega Marts, Inc.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders, including without limitation the Indebtedness evidenced by the Mega Marts Notes which is subordinated to the Secured Obligations pursuant to the terms of the Subordination Agreement; provided, however, that the term "Subordinated Indebtedness" shall not be deemed to include up to $1,000,000 (plus interest accrued thereon at a rate not to exceed 8.25% per annum) in respect of noncompetition payments to be made by the Borrower to certain former shareholders of Mega Marts, Inc. pursuant to the terms of the Mega Marts Agreement.

      "Subordination Agreement" means that certain Subordination Agreement dated as of the Closing Date, executed by the Borrower, the Agent on behalf of the Lenders, and certain former shareholders of Mega Marts, Inc.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean each direct and indirect Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

      "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding

      "Swing Line Lender" means Bank One or such other Lender that may succeed to its rights and obligations pursuant to the terms of this Agreement .

      "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.3 hereof.

      "Swing Line Note" means any note evidencing the Swing Line Loans issued at the request of the Agent pursuant to Section 2.13 in the form of Exhibit E-2.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Term Loan" is defined in Section 2.1.1.

      "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make Term Loans not exceeding the amount set forth adjacent to the caption "Term Loan Commitment" opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Term Loan Termination Date" means March 31, 2007.

      "Term Note" means any promissory note evidencing a Term Loan issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E-3.

     "Transferee" is defined in Section 12.4.

      "Type" means, with respect to any Credit Extension, its nature as a Floating Rate Advance or a Eurodollar Advance.

      "Ultra Mart Agreement" means that certain Asset Purchase Agreement dated as of December 23, 1999 among the Borrower, Ultra Mart, Inc., Robert A. Farrell, Scott A. Sylla and Ultra Mart Foods, Inc.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Terms defined in the Wisconsin Uniform Commercial Code which are not otherwise defined in this Agreement are used herein as defined in the Wisconsin Commercial Code as in effect on the date hereof.


                           ARTICLE II

                           THE CREDITS
                           ------------
          2.1. Term Loans.

           2.1.1. Making the Term Loans. Each Lender severally agrees to make, on the Closing Date, a term loan to the Borrower in an amount equal to such Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Lenders on the Closing Date simultaneously, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

           2.1.2. Interest Repayment Dates; Repayment of the Term Loans. The Term Loans shall be repaid as follows: from June 30, 2000 through and including March 31, 2002, the accrued but unpaid interest on the Term Loans shall be repaid on each Payment Date; and
(ii) thereafter, the accrued but unpaid interest on the Term Loans shall be repaid on each Payment Date and the outstanding principal amount of the Term Loans shall be repaid in consecutive quarterly installments commencing on June 30, 2002, in the aggregate amounts set forth below, and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each such installment on the date payment thereof is made hereunder.

       Principal Payment Date         Term Loan Installment Amount
       ----------------------         ----------------------------
          June 30, 2002                      $4,000,000
          September 30, 2002                 $4,000,000
          December 31, 2002                  $4,000,000
          March 31, 2003                     $4,000,000
          June 30, 2003                      $4,000,000
          September 30, 2003                 $4,000,000
          December 31, 2003                  $4,000,000
          March 31, 2004                     $4,000,000
          June 30, 2004                      $4,000,000
          September 30, 2004                 $4,000,000
          December 31, 2004                  $4,000,000
          March 31, 2005                     $4,000,000
          June 30, 2005                      $4,000,000
          September 30, 2005                 $4,000,000
          December 31, 2005                  $4,000,000
          March 31, 2006                     $4,000,000
          June 30, 2006                      $4,000,000
          September 30, 2006                 $4,000,000
          December 31, 2006                  $4,000,000
          March 31, 2007                     $4,000,000


Notwithstanding the foregoing, the then outstanding principal balance of the Term Loans and accrued but unpaid interest thereon, if any, shall be due and payable on the Term Loan Termination Date. No portion of any Term Loan shall be reborrowed once it is repaid. In addition to the foregoing installment payments, the Borrower may make voluntary prepayments and shall make mandatory prepayments as described in Section 2.7.2.

          2.2. Revolving Loans.

           2.2.1. Making the Revolving Loans. From and including the Closing Date and prior to the Revolving Loan Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to: (i) make revolving loans to the Borrower from time to time in an amount not to exceed in the aggregate at any one time outstanding the amount of its Revolving Loan Commitment (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"); and (ii) to participate in Facility LCs issued pursuant to
Section 2.19 upon the request of the Borrower, provided, that after giving effect to the making of each such Revolving Loan and the issuance of each such Facility LC, such Lender's Outstanding Revolving Credit Exposure shall not exceed its Revolving Loan Commitment. Each Advance under this Section 2.2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Revolving Loan Pro Rata Share, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. The Revolving Loan Commitments of the Lenders shall expire on the Revolving Loan Termination Date.

            2.2.2. Interest Repayment Dates; Repayment of the Revolving Loans2.2.Required Payments; Termination. The accrued but unpaid interest on the Revolving Loans shall be repaid on each Payment Date. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans and accrued but unpaid interest thereon.

          2.3  Swing Line Loans.

          2.3.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2, and, if such Swing Line Loan is to be made on the date of the initial Credit Extension hereunder, the satisfaction of the conditions precedent set forth in Section 4.1, as well, from and including the date of this Agreement and prior to the Revolving Loan Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Revolving Credit Exposure shall not at any time exceed the Aggregate Revolving Loan Commitment, and provided further that the sum of (i) the Swing Line Lender's Revolving Loan Pro Rata Share of the Swing Line Loans plus (ii) the outstanding Revolving Loans made by the Swing Line
Lender pursuant to Section 2.2, shall not exceed the Swing Line Lender's Revolving Loan Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Revolving Loan Termination Date.

           2.3.2. Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender a Borrowing Notice, signed by it, not later than 3:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan (or at such later time as may be acceptable to the Swing Line Lender in its sole discretion), in each case, specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing Notice is given and (ii) the aggregate amount of the requested Swing Line Loan, which shall be an amount not less than $500,000. The Swing Line Loans shall bear interest at the Floating Rate for an interest period as agreed to by the Swing Line Lender and the Borrower (which interest period shall not in any event exceed five Business Days).

           2.3.3. Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.3.2 in respect of
Swing Line Loans, the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 4:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent's aforesaid address.

           2.3.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower (x) on or before the fifth business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans upon notice to the Agent and the Swing Line Lender. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Revolving Loan Pro Rata Share of such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the date of any notice received pursuant to this
Section 2.3.4, each Lender shall make available its required Revolving Loan or Revolving Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XIII. Revolving Loans made pursuant to this Section 2.3.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 and 4.2, as applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.3.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition
(financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.3.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.3.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of any unpaid Swing Line Loans, together with accrued but unpaid interest thereon.

      2.4. Types of Advances . (i) The Term Loans may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. During such periods as the Term Loans shall be comprised of Floating Rate Advances, the Term Loans shall bear interest at a per annum rate equal to the Floating Rate. During such periods as the Term Loans shall be comprised of Eurodollar Rate Advances, the Terms
Loans shall bear interest at a per annum rate equal to the Eurodollar Rate. Notwithstanding the foregoing, at such time as the Mega Marts Notes are indefeasibly paid in full or converted to equity on terms acceptable to the Required Lenders, the Term Loans shall bear interest at the Eurodollar Rate without reference to the Applicable Margin.

      (ii) The Revolving Loans may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. During such periods as the Revolving Loans shall be comprised of Floating Rate Advances, the Revolving Loans shall bear interest at a per annum rate equal to the Floating Rate. During such periods as the Revolving Loans shall be comprised of Eurodollar Rate Advances, the Revolving Loans shall bear interest at a per annum rate equal to the Eurodollar Rate.

      (iii)   The  Swing Loans shall bear interest as set  forth  in
Section 2.3.2.

      2.5. Commitment Fee; Reductions in Aggregate Revolving Loan Commitment. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the difference of (i) the average daily Aggregate Revolving Loan Commitment minus (ii) the sum of (x) the average daily principal amount of Revolving Loans outstanding (it being understood that the term "Revolving Loans" does not include Swing Line Loans) plus (y) the average daily amount of Reimbursement Obligations, payable for the period from the date hereof to and including the Revolving Loan Termination Date, payable in arrears on the last day of each June, September, December and March hereafter and on the Revolving Loan Termination Date, in each case, calculated for the three month period ending on such date. The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Loans. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

      2.6. Minimum Amount of Each Advance.   Each Eurodollar Advance
shall  be in the minimum amount of $ 2,500,000 (and in multiples  of

$500,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

     2.7  Certain Principal Payments.

           2.7.1 Optional Payments2.7.Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon same-day notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon five Business Days' prior notice to the Agent. Principal payments made on the Term Loans shall be applied to the principal installments payable under Section 2.1.2 in the inverse order of maturity.

           2.7.2 Mandatory Payments. In addition to the payments required by Section 2.1.2, the Borrower shall make mandatory prepayments of the outstanding principal amount of the Term Loans in inverse order of maturity as follows:

          (a) Upon receipt by Borrower or any of its Subsidiaries of any Net Proceeds in connection with the issuance of any equity security or debt security (such as a promissory note or other similar instrument) by the Borrower or such Subsidiary after the Closing Date, other than proceeds of any outstanding Indebtedness permitted under Section 6.2.1(ix), then on the first Business Day after such issuance, the Borrower shall repay the principal amount of the Term Loans in inverse order of maturity in an amount equal to 100% of such Net Proceeds. Notwithstanding any term in this Section 2.7.2(a) to the contrary, the Borrower shall not be required to make any mandatory prepayment with: (i) the first $2,000,000 of Net Proceeds received in connection with the exercise of stock options by officers of the Loan Parties during any fiscal year of the Borrower or (ii) Net Proceeds received in connection with sales of stock (A) to employees or former employees of the Borrower or its Subsidiaries according to the Borrower's stock option plan in effect from time to time or according to policies of the Borrower summarized in the documents filed by the Borrower with the Securities and Exchange Commission and (B) to retailer customers of the Borrower and its Subsidiaries in the ordinary course of the Borrower's business;

                 (b)   Upon  receipt  by  Borrower  or  any  of  its
Subsidiaries  of  any  Net  Proceeds  with  respect  to   an   Asset
Disposition permitted pursuant to Section 6.2.7, then on the first Business Day after receipt of the Net Proceeds from such Asset Disposition, the Borrower shall repay the principal amount of the Term Revolving Loans in inverse order of maturity in an amount equal to 100% of such Net Proceeds. Notwithstanding any term in this
Section 2.7.2(b) to the contrary, the Borrower shall not be required to make any mandatory prepayment with: (A) Net Proceeds received in connection with any Asset Disposition so long as all of such Net Proceeds are reinvested in other Property or assets to be used by the Borrower or the applicable Subsidiary in its business operations within 180 days of the consummation of the relevant Asset Disposition; and (B) the first $5,000,000 of Net Proceeds received in connection with any Asset Disposition during any fiscal year of the Borrower that are not otherwise used to purchase replacement Property or assets pursuant to the terms of Section 2.7.2(b)(A);

           (c) Within ten days of its delivery of the financial statements required under Section 6.3.2, the Borrower shall repay the principal amount of the Term Loans in inverse order of maturity as follows: (i) from the Closing Date through March 30, 2002, the repayment required by this Section 2.7.2(c) shall be in an amount equal to 90% of Excess Cash Flow; thereafter, (ii) if the Leverage Ratio at the end of the Borrower's most recently ended fiscal year (as determined by reference to the financial statements delivered pursuant to Section 6.3.2; the "Determination Date") is equal to or greater than 3.5 to 1.0, such repayment shall be in an amount equal to 90% of Excess Cash Flow; (iii) if the Leverage Ratio at the Determination Date is less than 3.5 to 1.0 but greater than or equal to 2.75 to 1.0, such repayment shall be in an amount equal to 75% of Excess Cash Flow; and (iv) if the Leverage Ratio at the Determination Date is less than 2.75 to 1.0, the Borrower shall not be required to make any repayment otherwise required by this Section 2.7.2(c).

      2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Milwaukee time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and whether such Advance is comprised of Term Loans or Revolving Loans, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless
(x)  such  Eurodollar Advance is or was repaid  in  accordance  with
Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and whether such Advance is comprised of Term Loans or Revolving Loans, and

     (iii)the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Term Loan Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to
Section 2.7.2.

      2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and
(ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under
Section 7.6 or 7.7, the interest rates set forth in clauses (i)  and
(ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

      2.12. Method of Payment. All payments of the Secured Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

      2.13. Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibits E-1, E-2 and E-3. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the

Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Representative. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.15. Interest and Fee Basis. Interest in respect of Eurodollar Advances and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year and interest in respect of Floating Advances shall be calculated for days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each
Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of
(i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19.  Facility LCs.

           2.19.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Revolving Loan Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $15,000,000 and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Loan Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Revolving Loan Termination Date and (y) one year after its issuance.

           2.19.2. Participations. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit, and upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations, in each case, in proportion to its Revolving Loan Pro Rata Share. Notwithstanding any term herein to the contrary, the parties agree that the Existing Letters of Credit shall be replaced upon their expiration with Facility LCs.

          2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

           2.19.4. LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Revolving Loan Pro Rata Shares, with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on each Payment Date (an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee at the rate of .125% of the face amount of such Facility LC per annum, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

           2.19.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Revolving Loan Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus
(ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

           2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its
Revolving Loan Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section
2.19.5. Subject to the terms and conditions of this Agreement (including without limitation, the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request a Revolving Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

            2.19.7. Obligations Absolute . The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of an Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC, other than for any of the foregoing which are the result of the LC Issuer's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. The LC Issuer agrees to comply with the terms of each Facility LC. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of
Section 2.19.6.

           2.19.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

           2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any an all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expense (including reasonable counsel fees and disbursements) which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC or (z) the LC Issuer's failure to comply with the terms of a Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provisions of this Agreement.

           2.19.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Revolving Loan Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this
Section 2.19 or any action taken or omitted by such indemnitees hereunder.

           2.19.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the occurrence and during the continuance of a Default, and subject to the terms of Section 8.1, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's
office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The

Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Secured Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days.

           2.19.12.   Rights  as a Lender.   In its  capacity  as  a
Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

      2.20. Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit 12.3.1 and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected
Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.



                            ARTICLE III

                        YIELD PROTECTION; TAXES
                        ------------------------

      3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in the Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

      3.2. Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding

Credit Exposure or its commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3.  Availability  of  Types of  Advances.    If  any  Lender
determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar
Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

      3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

      (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application, but excluding Excluded Taxes ("Other Taxes").

      (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause
(iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this
Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this
Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

      (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Secured Obligations and termination of this Agreement.

      3.6.  Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under
Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Secured Obligations and termination of this Agreement.


                           ARTICLE IV

                        CONDITIONS PRECEDENT
                        --------------------

      4.1. Initial Credit Extension. (a) The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrower has furnished to the Agent with sufficient copies for the
Lenders:

                     (i) This Agreement, executed by an Authorized Representative of each party hereto.

                    (ii) Any Notes requested by a Lender pursuant to
               Section 2.13 payable to the order of each such requesting Lender executed by an Authorized Representative of the maker thereof.

                   (iii)     The Pledge and Security
               Agreements, together with UCC financing statements and stock certificates representing all of the issued and outstanding capital stock of each of the Guarantors (with stock powers duly endorsed in blank), in each case, executed by an Authorized Representative of each party thereto.

                   (iv) The Mortgages with respect to the real property identified on Schedule 4.1 (iv), in each case executed by an Authorized Representative of each party thereto, together with such surveys and title insurance policies as the Agent may require.

                   (v) The Guaranty executed by an Authorized Representative of each of the Guarantors.

                   (vi) The Intercompany Subordination Agreement and the Subordination Agreement, each executed by an
               Authorized      Representative     or      authorized
               representative of each party thereto.

                  (vii)     A true and complete copy of the
               Seller Agreements and the Mega Marts Notes, which Seller Agreements and Mega Marts Notes shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders, together with a certificate executed by an Authorized Person of the Borrower, certifying that the transactions contemplated by the Seller Agreements have been consummated substantially in accordance with their terms.

                     (viii) Copies of the articles or certificate of incorporation of the Borrower and each of the Guarantors, together with all amendments, and a certificate of good standing or current status, each certified by the appropriate governmental officer in their respective jurisdiction of incorporation.

                     (ix) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each of the Guarantors, of their respective by-laws and of their respective Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and each of the other Loan Parties is a party.

                     (x) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and each of the Guarantors, which shall identify by name and title and bear the signatures of the Authorized Representatives and any other officers of the Borrower and the Guarantors authorized to sign the Loan Documents to which each of the Borrower and the Guarantors is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or a Guarantor.

                      (xi) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing and that there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, Properties or prospects of the Loan Parties since January 1, 2000.

                    (xii) A written opinion of the Loan Parties' counsel, addressed to the Lenders in substantially the form of Exhibit 4.1(xii).

                   (xiii) Written money transfer instructions, in substantially the form of Exhibit 4.1(xiii), addressed to the Agent and signed by an Authorized Representative, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                     (xiv) Evidence that there is no suit, action, injunction or restraining order which, in the reasonable judgment of the Agent: (a) seeks to prohibit the making of the Loans, and (b) that if adversely determined against any Loan Party, would have a Material Adverse Effect.

               (xv) Information satisfactory to the Agent
               and the Required Lenders regarding the Agent's due diligence investigation of the Loan Parties, including without limitation, information pertaining to the Loan Parties' Contingent Obligations, contractual obligations, compliance with Environmental Laws (including compliance with the terms set forth in the Agent's Environmental Policy) and other legal (including all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System) and regulatory matters, joint venture liability, products liability exposure, and intellectual property and license agreements.

               (xvi)     Audited financial statements for  the
               1997 and 1998 fiscal year ends of each of Mega Marts, Inc. and Ultra Mart, Inc., and unaudited financial statements for the 1999 fiscal year end of Ultra Mart, Inc.

               (xvii)    Pro forma opening financial statements
               and updated projections giving effect to the Borrower's acquisitions of Mega Marts, Inc. and Ultra Mart, Inc., together with such other information as the Agent may reasonably request to confirm the tax, legal and business assumptions made in such pro forma opening financial statements and updated projections
               (a) which must not be materially less favorable, in the Agent's reasonable judgment, than the projections previously delivered by the Borrower to the Agent and
               (b) which must demonstrate, in the Agent's reasonable judgment, that the Borrower can repay its Obligations as and when due and can comply with the financial covenants set forth in Section 6.2.14 of this Agreement.

               (xviii)    Evidence satisfactory to  the  Agent
               that all of the Loan Parties' obligations under all existing bank credit facilities and all senior note agreements have been indefeasibly paid in full and that all committed and uncommitted credit facilities have been terminated.

               (xix)     If the initial Credit Extension  will
               be   the  issuance  of  a  Facility  LC,  a  properly
               completed Facility LC Application.

               (xx)   Evidence  of  the  insurance   coverage
               described in Section 6.1.3.

               (xxi)      The  General  Intangibles  Mortgage
               executed by an Authorized Representative of the Borrower.

               (xxii) Such other documents as any Lender or its counsel may have reasonably requested.

      (b) In addition to the deliveries required under Section 4.1(a), the Lenders shall not be required to make the initial Credit Extension hereunder unless: (i) the Borrower has delivered or caused to be delivered executed lessor's agreements in form and substance satisfactory to the Agent for each of the locations identified on
Schedule 4.1(b)(i) hereto (Warehouses), and (ii) the Borrower demonstrates to the Agent's reasonable satisfaction that it has used reasonable commercial efforts to obtain executed lessor's agreements in form and substance satisfactory to the Agent for each of the locations identified on Schedule 4.1(b)(ii) hereto (Leased Store Locations).

     (c) Notwithstanding any term contained herein to the contrary, within sixty (60) days of the Closing Date, the Borrower shall furnish to the Agent (with sufficient copies for the Lenders), the audited financial statements for the 1999 fiscal year of Mega Marts, Inc.

     4.2. Each Credit Extension.   The Lenders shall not be required
to  make  any  Credit  Extension unless  on  the  applicable  Credit
Extension Date:

          (i)  There exists no Default or Unmatured Default.

          (ii)  The  representations  and  warranties  contained  in
          Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

      Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit 6.3.3 as a condition to making an Advance.



                              ARTICLE V

                     REPRESENTATIONS AND WARRANTIES
                     ------------------------------

      The Borrower hereby represents and warrants to the Agent and each of the Lenders as follows:

     5.1. Organization and Qualification. Each Loan Party and each Material Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing or current status under the laws of its jurisdiction of organization. Each Loan Party and each Material Subsidiary has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Material Subsidiary is duly licensed or qualified and in good standing or current status in each jurisdiction listed on
Schedule 5.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary. The foregoing warranty is subject to Section 6.2.6 after the Closing Date.

      5.2.  Subsidiaries .  Schedules 5.1 and 5.2 state the name  of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connections with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 5.2.

      5.3. Power and Authority. Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

     5.4  Validity and Binding Effect.       This Agreement has been
duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

      5.5. No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transaction herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any law or any agreement material to the Borrower and its Subsidiaries taken as a whole or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

      5.6. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may have a Material Adverse Effect. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may have a Material Adverse Effect.

      5.7. Title to Properties. Subject to the transactions permitted under Section 6.2.7(i), the real property owned or leased by each Loan Party and each Subsidiary of each Loan Party on the date hereof (excluding facilities which a Loan Party or Subsidiary of a Loan Party leases as lessee and subleases as the lessor and which such Loan Party does not operate and excluding the "vacant leased locations" set forth on Schedule 5.7(a) which a Loan Party or Subsidiary of a Loan Party leases but does not sublease for grocery store use) is described on Schedule 5.7 (subject to Section 5.23). Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect in all material respects without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

     5.8. Financial Statements.

      (i) Historical Statements. The Borrower has delivered to the Agent copies of its audited consolidated financial statements for its fiscal years ending on or about January 3, 1998, January 2, 1999 and January 1, 2000 (the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with Agreement Accounting Principles consistently applied.
      (ii) Accuracy of Financial Statements. Neither the Borrower nor any of its Subsidiaries has any liabilities, contingent or otherwise, or any forward or long-term commitments, which in the case of any of the foregoing are required under Agreement Accounting Principles to be disclosed in the Historical Statements or in the notes thereto and are not so disclosed, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may have a Material Adverse Effect. Since January 1, 2000, there has been no Material Adverse Effect on the business or operations of the Loan Parties.

      5.9. Use of Proceeds; Margin Stock. The Loan Parties intend to use the proceeds of the Loans in accordance with Section 6.1.10. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

      5.10 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Material Subsidiary or the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

      5.11. Taxes . All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by Agreement Accounting Principles shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.
      5.12. Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 5.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.12.

      5.13. No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the Credit Extensions to be made on the Closing Date under or pursuant to the Loan Documents which constitutes a Default or Unmatured Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would have a Material Adverse Effect.

      5.14. Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except for conflicts which could not have a Material Adverse Effect.

      5.15. Insurance. All insurance policies and other bonds to which each Loan Party or Subsidiary of any Loan Party is a party, are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

      5.16. Compliance with Laws. The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable laws (other than Environmental Laws which are specifically addressed in Section 5.21) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not have a Material Adverse Effect.

      5.17. Material Contracts; Burdensome Restrictions. All contracts material to the Loan Parties and their Subsidiaries taken as a whole relating to the business operations of each Loan Party and each Subsidiary of each Loan Party, including all material employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of law which could have a Material Adverse Effect.

      5.18. Investment Companies: Regulated Entities. None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

          5.19. Plans and Benefit Arrangements. Except as set forth on Schedule 5.19:

     (i) The Borrower and each other member of the Controlled Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiemployer Plan, which could result in any material liability of the Borrower or any other member of the Controlled Group. The Borrower and all other members of the Controlled Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the Controlled Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

       (ii)   To   the  best  of  the  Borrower's  knowledge,   each
Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

      (iii) Neither the Borrower nor any other member of the Controlled Group has instituted or intends to institute proceedings to terminate any Plan.

      (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expect to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

      (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

      (vi)  Neither  the  Borrower  nor  any  other  member  of  the
Controlled Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the Controlled Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

      (vii) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the Controlled Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the Controlled Group have made when due all contributions required to be paid for all periods through the Closing Date.

      (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable law.

      5.20. Employment Matters. Each of the Loan Parties and each Subsidiary of each Loan Party is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, in each case where the failure to comply would have a Material Adverse Effect. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, hand billing or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would have a Material Adverse Effect.

      5.21.      Environmental  Matters.   Except  as  disclosed  on
Schedule 5.21 and except as are not or could not individually or in the aggregate have a Material Adverse Effect:

      (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42. U.S.C. 9601, et seq., and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

      (ii) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

      (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws.

      (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

     (v) Each Loan Party and each Subsidiary of each Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of each Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

     (vi) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.

     5.22. Subordinated Indebtedness. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness.

     5.23.       Updates  to  Schedules.     Should  any  of   the
information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same:

     (a) promptly after such schedule becomes outdated or incorrect in the case of Schedules 5.7 (title to properties, with respect to warehouse locations), 5.12 (consents and approvals), 5.19 (employee benefit plan disclosures), and 5.21 (environmental disclosures); notwithstanding this clause (a) neither Schedule 5.7, 5.12, 5.19, nor Schedule 5.21 shall be deemed to have been amended, modified or superseded by any correction or update thereto, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule, and

      (b) on a quarterly basis at the time the Borrower delivers its compliance certificate described in Section 6.3.3 in the case of Schedules 5.1 (qualifications to do business ), 5.2 (subsidiaries), and 5.7 (title to properties, with respect to property other than warehouse locations).

     5.24. Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

      (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                         ARTICLE VI

                         COVENANTS
                         ---------

          6.1. Affirmative Covenants.

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

           6.1.1. Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing or current status in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 6.2.6.

           6.1.2. Payment of Liabilities, Including Taxes, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by Agreement Accounting Principles shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have a Material Adverse Effect, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor if such proceedings or Lien could have a Material Adverse Effect.

           6.1.3. Maintenance of Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amount as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. Without limiting the generality of the foregoing, the Agent, for itself and the benefit of the other Lenders, shall be named as lender loss payee and mortgagee under any insurance policy which relates to the Collateral (as that term is defined in the Pledge and Security Agreements) or relates to any real estate covered by a Mortgage and shall be named as an additional insured with respect to the Borrowers' and its Subsidiaries' liability insurance policies. The Borrower shall, at the Agent's request, provide copies to the Agent of all insurance policies and other material related thereto maintained by the Borrower or any Subsidiary from time to time. Pursuant to Section 4.1(xx), the Borrower shall supply the Agent with certificates of insurance evidencing that the Agent has been named an additional insured for purposes of this provision and further providing that no such policy of insurance on which the Agent has been named as lender loss payee and mortgagee and/or additional insured may be canceled or terminated without a thirty
(30) day written notice to the Agent.

            6.1.4. Maintenance of Properties and Leases. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

           6.1.5. Maintenance of Patents, Trademarks, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would have a Material Adverse Effect.

           6.1.6. Visitation Rights. The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that, prior to the occurrence of a Default, each Lender shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

          6.1.7.  Keeping of Records and Books of Account.       The
Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with Agreement Accounting Principles and as otherwise required by applicable laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

           6.1.8. Plans and Benefit Arrangements. The Borrower shall, and shall cause each other member of the Controlled Group to, comply with ERISA, the Code and other applicable laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall cause all its Plans and all Plans maintained by any member of the Controlled Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the Controlled Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

           6.1.9. Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 6.1.9 if any failure to comply with any law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relieve which in the aggregate would have a Material Adverse Effect.

          6.1.10.  Use of Proceeds.

                6.1.10.1.  General.   The Loan Parties will use  the
Facility LCs and the proceeds of the Revolving Loans only (i) to refinance existing Indebtedness, (ii) for general corporate purposes and (iii) to make acquisitions permitted hereunder. The Loan Parties will use the proceeds of the Term Loans only (i) to refinance existing Indebtedness and (ii) for general corporate purposes.

               6.1.10.2.  Margin Stock.   The Loan Parties shall not
use the proceeds of the Loans to purchase margin stock as more fully provided in Section 5.9.

               6.1.10.3.   Section  20  Subsidiaries.    The  Loan
Parties will not, directly or indirectly, use any portion of the proceeds of the Loans (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

           6.1.11. Subordination of Intercompany Loans. Each Loan Party shall cause any intercompany Indebtedness or loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

           6.1.12. Rate Management Transactions[6.22.Required Rate Hedging Agreements. Within 10 Business Days of the initial Extension of Credit, the Borrower will enter into one or more Rate Management Transactions with one or more financial institutions acceptable to the Required Lenders in their reasonable discretion, providing for a fixed rate of interest on a notional amount of at least $ 40,000,000 and an average weighted maturity of at least two years.

     6.2. Negative Covenants.

      During the term of this Agreement, unless the required Lenders shall otherwise consent in writing:
          6.2.1. Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

          (i)  Indebtedness under the Loan Documents;

          (ii) Indebtedness evidenced by the Mega Marts Notes which
is   subordinated  pursuant  to  the  terms  of  the   Subordination
Agreement;

          (iii) Existing Indebtedness as set forth on Schedule
6.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 6.2.1;

          (iv) Indebtedness secured by Purchase Money Security Interests not exceeding $25,000,000;

          (v) Indebtedness of a Loan Party or a Subsidiary of a Loan Party to another Loan Party or a Subsidiary of a Loan Party which is subordinated pursuant to the terms of the Intercompany Subordination Agreement;

          (vi) Indebtedness of the Borrower in respect of up to $1,000,000 (plus interest accrued thereon at a rate not to exceed 8.25% per annum) in noncompetition payments to be made to certain former shareholders of Mega Marts, Inc. pursuant to the terms of the Mega Marts Agreement;

          (vii) Indebtedness  arising  under  Rate  Management
Transactions  having  a  Net Mark-to-Market Exposure  not  exceeding
$10,000,000;

          (viii) Contingent Obligations permitted under Section
6.2.3(iii), (iv) and (v);

          (ix) Indebtedness the proceeds of which is paid to Lenders under Section 2.7.2(a);

          (x)    Indebtedness (other than Indebtedness permitted  by
Section 6.2.1(i) through (ix)) of the Loan Parties, provided that the amount thereof which the Loan Parties may have outstanding between the Closing Date and the Term Loan Termination Date shall not exceed $5,000,000 in the aggregate.

           6.2.2. Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

            6.2.3.       Contingent    Obligations[6.26.Contingent
Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except:
            (i) by endorsement of instruments for deposit or collection in the ordinary course of business;

          (ii)  for the Guaranty;

          (iii) guaranties of Indebtedness permitted hereunder of the Loan Parties and their Subsidiaries and guaranties of other obligations of the Loan Parties or their Subsidiaries owed to one another;

          (iv) guaranties of obligations of customers of the Loan Parties or their Subsidiaries incurred in the ordinary course of their business not in excess of $17,500,000 in the aggregate; and

          (v) guaranties of obligations of officers of the Loan Parties or their Subsidiaries in connection with the exercise of stock options of not in excess of $7,500,000 in the aggregate.

          6.2.4.  Loans and Investments.   The Borrower shall  not,
and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

          (i) trade credit extended on usual and customary terms in the ordinary course of business;

          (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (iii) Cash Equivalent Investments;

          (iv) loans, advances and investments in other Loan Parties or their Subsidiaries;

          (v) loans to customers and investments in the ordinary course of the business of the Loan Parties or their Subsidiaries outstanding on the Closing Date and described on Schedule 6.2.4;

          (vi) loans to customers entered into after the date hereof in the ordinary course of the business of the Loan Parties or their Subsidiaries in an amount not to exceed at any one time 10% of Consolidated Tangible Assets at such time;

          (vii) mergers,  consolidations  and   acquisitions
described in and  permitted under Section 6.2.6; and

          (viii) loans not in excess of $7,500,000 in the aggregate to employees and officers of the Loan Parties or their Subsidiaries in connection with the exercise of stock options.

           6.2.5. Dividends and Related Distributions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interest on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interest or limited liability company interests, except that: (a) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; (b) prior to a Default which is continuing, the Borrower may purchase, redeem, retire or otherwise acquire shares of its capital stock owned by current or former employees, customers or directors in accordance with the policies of Borrower summarized in the documents filed by Borrower with the Securities and Exchange Commission; (c) Borrower and its Subsidiaries may sell or exchange stock of the Borrower's Subsidiaries to or with Borrower and its Subsidiaries; (d) prior to a Default which is continuing, the Borrower may pay Patronage Dividends in accordance with the terms of the Borrower's by-laws if, after such dividends are paid, the book value per share of the Borrower and its Subsidiaries on a consolidated basis is at least five percent (5%) greater than such book value on the last day of the immediately preceding fiscal year, provided that not more than forty percent (40%) of the aggregate amount of Patronage Dividends paid during any fiscal year while this Agreement is in effect shall be paid in cash or cash equivalents and (e) the Loan Parties and their Subsidiaries may pay dividends to the other Loan Parties or their Subsidiaries.

             6.2.6. Liquidations, Mergers, Consolidations, Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                (1) any Loan Party other than the Borrower may consolidate with or merge into another Loan Party and any Subsidiary of the Borrower may consolidate with or merger into another Subsidiary of the Borrower or into a Loan Party if the Loan Party shall be the surviving entity, and

               (2) any Loan Party or Subsidiary of a Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition") provided that each of the following requirements is met:

                     (i) if a Loan Party will form or acquire any Material Subsidiary in such acquisition or if any existing Subsidiary shall become a Material Subsidiary as a result of such acquisition, such Material Subsidiary shall execute a guarantor joinder agreement in form and substance satisfactory to the Agent and join this Agreement, the Guaranty and the Intercompany Subordination Agreement,
                     (ii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 6.2.10,

                     (iii)     no Default or Unmatured Default shall
exist   immediately  prior  to  and  after  giving  effect  to  such
Permitted Acquisition, and

                     (iv) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in Sections 6.2.1, 6.2.6 and 6.2.14 after giving effect to Such Permitted Acquisition by delivering at least ten (10) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit
6.2.6 evidencing such compliance.

           6.2.7.   Dispositions  of Assets or  Subsidiaries.    The
Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any Asset Disposition, except:

           (i) transactions in the ordinary course of business involving one or more of the following: (w) the leasing or subleasing of real property, (x) the sale of the assets of a retail grocery store to a Person who will use such assets in the operation of a grocery store, or (y) the sale of inventory; or (z) any sale of undeveloped or vacant real property having an aggregate fair market value of less than $10,000,000, provided, that all such transactions are subject to the terms of Section 2.7.2(b), provided further, that the Lenders acknowledge and agree that any undeveloped or vacant real property having an aggregate fair market value of less than $10,000,000 shall not be subject to any Mortgage in favor of the Agent for the benefit of the Lenders, provided further, the Loan Parties acknowledge and agree that should Borrower or any Subsidiary of the Borrower acquire one or more parcels of undeveloped or vacant real property having an aggregate fair market value in excess of $10,000,000, all such real estate shall be subject to a Mortgage in favor of the Agent for the benefit of the Lenders;

           (ii) any sale, transfer or lease of assets (including stores) in the ordinary course of business which are no longer necessary or required in the conduct of the Loan Party's or a Subsidiary's business;

           (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of a Loan Party to another Loan Party or another Subsidiary of a Loan Party;

          (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets; and

           (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Lenders.

           6.2.8. Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate or any Loan Party or other Person) unless such transaction is (i) with another Loan Party or Subsidiary of a Loan Party or (ii) not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable law and the terms thereof are disclosed to the Agent, provided that if the transaction is with a retail customer of the Loan Parties or their Subsidiaries entered into in the ordinary course of business, then the requirement above that the Loan Parties and their Subsidiaries shall disclose the terms thereof to the Agent shall not apply.

          6.2.9.  Subsidiaries, Partnerships and Joint Ventures.

               6.2.9.1. New Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Material Subsidiaries other than (i) any Material Subsidiary which has joined this Agreement, the Guaranty and the Intercompany Subordination Agreement on the Closing Date; and (ii) any Material Subsidiary formed or acquired after the Closing Date or any Subsidiary which becomes a Material Subsidiary after the Closing Date which joins this Agreement, the Guaranty and the Intercompany Subordination Agreement as a Guarantor pursuant to
Section 6.2.6. No Loan Party shall become or agree to (1) become a general or limited partner in any general or limited partnership, except that the Loan Parties may be general or limited partners in other Loan Parties and State Street Limited Partnership, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

                6.2.9.2.  Joinder of Subsidiaries as Required  Under
Other  Circumstances.   Each of the following requirements shall  be
met at all times:

                    (A) the consolidated gross revenues of the Loan Parties over the twelve-months preceding any date of determination (as determined according to Agreement Accounting Principles) shall equal or exceed 80% of the consolidated gross revenues of the Borrower and all of the Borrower's Subsidiaries on such date of determination; and

                     (B) the book value of the assets of the Loan Parties collectively shall equal or exceed 80% of the book value of the consolidated assets of the Borrower and all of the Borrower's Subsidiaries.

If the Loan Parties fail to maintain gross revenues and assets according to the levels required in clauses (A) and (B) above, the Borrower shall promptly cause additional Subsidiaries to join this Agreement, the Guaranty Agreement and the Intercompany Subordination Agreement pursuant to a guarantor joinder agreement in form and substance acceptable to the Agent, such that the total gross revenues and assets of the Loan Parties shall meet the requirements in clauses (A) and (B) above.

           6.2.10. Continuation of or Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than their current lines of business (collectively, the "Business"), substantially as conducted and operated by such Loan Parties and their Subsidiaries during the present fiscal year, and the Loan Parties and their Subsidiaries shall not permit any material change in the Business.

           6.2.11.  Plans and Benefit Arrangements.     Except as to
exceptions on Schedule 5.19, the Borrower shall not, and shall not permit any of its Subsidiaries to:

           (i) fail to satisfy the minimum funding requirements of ERISA and the Code with respect to any Plan;

           (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

           (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would have a Material Adverse Effect;

           (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

           (v) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the Controlled Group.

            (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the Controlled Group;

           (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

           (ix)  fail  to  give  any and all notices  and  make  all
disclosures and governmental filings required under ERISA or the Code, where such failure is likely to have a Material Adverse Effect.
           6.2.12. Fiscal Year. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its fiscal year from the 52 or 53 week period ending on the Saturday nearest to December 31 of each year.

            6.2.13. Changes in Organizational Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate or articles of incorporation (including any provisions or resolutions relating to capital stock), by-laws, voting trust agreement, or other organizational documents in any respect which would affect the authorized capital stock of any Loan Party or the rights of holders of such stock without providing at least fifteen (15) calendar days' prior written notice to the Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

               6.2.14.  Financial Covenants.

                6.2.14.1. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $120,000,000 plus (ii) 55% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending July 1, 2000 (without deduction for losses) plus (iii) 100% of the Net Proceeds received by the Borrower directly or indirectly, whether in cash or other property, in connection with any sale of capital stock of the Borrower (except for sales of stock (i) to employees or former employees of the Borrower or its Subsidiaries according to the Borrower's stock option plan in effect from time to time or according to policies of the Borrower summarized in the documents filed by the Borrower with the Securities and Exchange Commission and (ii) to retail customers of the Borrower and its Subsidiaries in the ordinary course of the Borrower's business) during the period commencing on the Closing Date.

                6.2.14.2. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, beginning with the quarter ending July 1, 2000, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than the following ratios for the following periods of time:

          For the Borrower's fiscal
          quarter ended July  1, 2000                4.25  to  1.0

          For the Borrower's fiscal
          quarter ended September 30, 2000           4.00  to  1.0

          For   the  Borrower's fiscal
          quarter ended December 30, 2000            3.75  to  1.0

          For the Borrower's 2001 fiscal  year:      3.50  to  1.0

          For the Borrower's 2002 fiscal year:       3.25  to  1.0

          At all times following the end
          of the Borrower's 2002 fiscal year:        2.75  to  1.0.

                 6.2.14.3. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA plus Consolidated Net Rentals to (ii) Consolidated Interest Expense plus Consolidated Net Rentals plus actual scheduled principal payments of Indebtedness plus income tax expense paid or accrued, all calculated for the then most-recently ended four fiscal quarters of the Borrower and its Subsidiaries on a consolidated basis, to be less than the following:

          From July 1, 2000 through the Borrower's
          fiscal  quarter  ended  March 30, 2002     1.5   to  1.0


          For the Borrower's fiscal
          quarter ended June 29, 2002                1.4   to  1.0

          For the Borrower's fiscal
          quarter ended September 28, 2002           1.3   to  1.0

          At December 28, 2002 and
          at all times following the end
          of the Borrower's 2002 fiscal year         1.25  to  1.0

               6.2.14.4. Capital Expenditures. The Borrower shall not permit, and shall not permit any of its Subsidiaries, to make or contract to make Capital Expenditures which, in the aggregate as to the Borrower and its Subsidiaries, exceed an amount of $40,000,000 per fiscal year for the Borrower's 2000 and 2001 fiscal years or which, in the aggregate as to the Borrower and its Subsidiaries, exceed an amount of $45,000,000 per fiscal year at any time thereafter, provided, that amounts in respect of permitted Capital Expenditures which are not used during any fiscal year may be carried over on a non-cumulative basis to the immediately succeeding fiscal year.

                6.2.15.  Subordinated Indebtedness[6.21.Subordinated
Indebtedness.   The Borrower shall not, and shall not permit any of
its Subsidiaries to, make any amendment or modification to any indenture, note or other agreement evidencing or governing any Subordinated Indebtedness (including, without limitation, the Subordination Agreement), or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

                6.2.16. Sale of Accounts[6.24.Sale of Accounts. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except for transactions among Loan Parties.

                6.2.17. Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities[6.25.Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into or suffer to exist any (i) Sale and Leaseback Transactions involving an aggregate amount in excess of $5,000,000 at any time outstanding from the Closing Date until the Term Loan Termination Date or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of this Agreement.

                   6.2.18.     Financial    Contracts[6.28.Financial
Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Management Transactions permitted under this Agreement.

       6.3. Reporting Requirements. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Agent and each of the Lenders:

           6.3.1. Quarterly Financial Statements . As soon as available and in any event within sixty (60) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, and stockholders' equity and related consolidated cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Representative as having been prepared in accordance with Agreement Accounting Principles, consistently applied and subject to year end adjustments, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

            6.3.2.   Annual  Financial  Statements.    As  soon   as
available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, and stockholders' equity and related consolidated cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate of report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment of performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

           6.3.3. Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Agent and to the Lenders pursuant to Sections 6.3.1 and 6.3.2, a certificate of the Borrower signed by an Authorized Representative of the Borrower, in the form of Exhibit 6.3.3, to the effect that, except as described pursuant to Section 6.3.4, (i) the representations and warranties of the Borrower contained in Article V and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Default or Unmatured Default exists and is continuing on the date of such certificate (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 6.2.14 and determining the Applicable Margin and the Applicable Fee Rate.

           6.3.4. Notice of Default. Promptly after any officer of any Loan Party has learned of the occurrence of any Default or Unmatured Default, a certificate signed by an Authorized Representative of such Loan Party setting forth the details of such Default or Unmatured Default and the action which such Loan Party proposes to take with respect thereto.

            6.3.5. Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would have a Material Adverse Effect.

            6.3.6.    Forecasts,  Other  Reports  and   Information.
Promptly upon their becoming available to the Borrower:

           (i) the forecasts or projections of the Borrower, to be supplied not later than one hundred twenty (120) days after commencement of the fiscal year to which any of the foregoing may be applicable,

           (ii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

          (iii) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

           (iv) a copy of any order in any material proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

           (v) such other reports and information as any of the Lenders may from time to time reasonably request. The Borrower shall also notify the Lenders promptly of the enactment or adoption of any law which may have a Material Adverse Effect.

Promptly upon the request of the Agent, any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit.

          6.3.7.  Notices Regarding Plans and Benefit Arrangements.
                6.3.7.1. Certain Events. Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                (i) any Reportable Event, other than a merger of a Plan into another Plan, with respect to the Borrower or any other member of the Controlled Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

               (ii) any Prohibited Transaction which could subject the Borrower or any other member of the Controlled Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

              (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

              (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the Controlled Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

              (v) any cessation of operations (by the Borrower or any other member of the Controlled Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

             (vii) withdrawal by the Borrower or any other member of the Controlled Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,
             (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

             (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                6.3.7.2. Notices of Involuntary Termination and Annual Reports. Promptly after receipt thereof, copies of (a) all notices received by the Borrower or any other member of the
Controlled Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the Controlled Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Lender each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the Controlled Group, and schedules showing the amounts contributed to each such Plan or by or on behalf of the Borrower or any other member of the Controlled Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the Controlled Group with the Internal Revenue Service with respect to each such Plan.

               6.3.7.3. Notice of Voluntary Termination. Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.


                                ARTICLE VII

                                 DEFAULTS
                                 --------
     The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

       7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

       7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.1.6, 6.1.10, 6.1.11, or 6.2, or the breach by the Borrower or any Material Subsidiary of any of the terms or provisions of Section 6.1.1.

      7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Agent or any Lender (or such longer period of time as the Agent may permit in its sole discretion).

      7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness in a principal amount in excess of $1,000,000 in any individual case, or in excess of $5,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

       7.6.      The  Borrower or any of its Subsidiaries shall  (i)
have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

       7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

       7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

       7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. Any of the following occurs: (i) any Reportable Event, other than a merger of a Plan with another Plan, which the
Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Assets; (v) the Borrower or any member of the Controlled Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the Controlled Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the Controlled Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the Controlled Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable law is adopted, changed or interpreted by an Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the Controlled Group.

     7.11. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could have a Material Adverse Effect.

     7.12.  Any Change in Control shall occur.

      7.13. The occurrence of any "default," as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided, including without limitation, the occurrence of any default under the Subordination Agreement.

     7.14. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation within five days after the same becomes due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.

      7.15. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

      7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

                      ARTICLE VIII

       ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
      -----------------------------------------------
      8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Secured Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Secured Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Secured Obligations to be due and payable, or both, whereupon the Secured Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

      (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Secured Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

      (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Secured Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

      (v) If, within 30 days after acceleration of the maturity of the Secured Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Secured Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

      (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Revolving Loan Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligation related thereto.

      (ii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters, or amend the definitions of "Revolving Loan Pro Rata Share" or "Pro Rata Share."

      (iii) Extend the Revolving Loan Termination Date or the Term Loan Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.7.2, or increase the amount of the Aggregate Revolving Loan
Commitment or of the Revolving Loan Commitment of any Lender hereunder or the commitment to issue Facility LCs, or of the Aggregate Term Loan Commitment or of the Term Loan Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend this Section 8.2.

      (v) Release any guarantor of any Credit Extension or, except as provided in the Collateral Documents, release, or agree to subordinate the Lenders' Liens with respect to, all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment to any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

      8.3. Preservation of Rights . No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


                        ARTICLE IX

                     GENERAL PROVISIONS
                     ------------------

      9.1.  Survival  of Representations.   All representations  and
warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

      9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable law, statute or regulation.

     9.3. Headings.   Section headings in the Loan Documents are for
convenience   of   reference  only,  and  shall   not   govern   the
interpretation of any of the provisions of the Loan Documents.

      9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

      9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
      9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in
connection  with  the  collection  and  enforcement  of   the   Loan
Documents.   Expenses  being reimbursed by the Borrower  under  this
Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

      9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

      9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

      9.12. Nonreliance . Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

      9.13.      Disclosure.    The Borrower and each Lender  hereby
(i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                            ARTICLE X

                            THE AGENT
                            ---------

      10.1. Appointment; Nature of Relationship. Bank One, Wisconsin is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or
(g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Secured Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12. Successor Agent . The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Secured Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated December 30, 1999 (the "Agent's Letter"), or as otherwise agreed from time to time.

      10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

      10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Mortgages, the Pledge and Security Agreement and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

     10.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

     10.17. Co-Agents, Documentation Agent, Syndication Agent, etc. No Lender identified in this Agreement as a "co-agent," "Documentation Agent," "Syndication Agent" or similar title shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.



                       ARTICLE XI

                 SETOFF; RATABLE PAYMENTS
                 ------------------------
      11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Secured Obligations owing to such Lender, whether or not the Secured Obligations, or any part thereof, shall then be due.

      11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2,
3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Outstanding Credit Exposure of such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Outstanding Credit Exposure.



                          ARTICLE XII

           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
           -------------------------------------------------

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section

12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.     Participations.

          12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, fees or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends  the  Revolving  Loan Termination  Date  or  the  Term  Loan
Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-
scheduled payment of fees on, any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all or any other collateral, if any, securing any such Credit Extension.

           12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.     Assignments.

           12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit 12.3.1 or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the

Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

           12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment (the "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such Notice of Assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the

Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).



                         ARTICLE XIII

                           NOTICES
                           -------

      13.1.      Notices.   Except as otherwise permitted by Section
2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

      13.2.     Change of Address.   The Borrower, the Agent and any
Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                        ARTICLE XIV

                        COUNTERPARTS
                        ------------

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                         ARTICLE XV

  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
  ------------------------------------------------------------


     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF WISCONSIN, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF WISCONSIN OR ANY CIRCUIT COURT SITTING IN MILWAUKEE, WISCONSIN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR
INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN MILWAUKEE, WISCONSIN.

      15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer and the Agent have executed this Agreement as of the date first above written.


ROUNDY'S, INC.



                                    By:  __________________________

                                    Title: ________________________

                                         23000 Roundy Drive
                                         Pewaukee, WI   53072

                                         Attention: Edward G. Kitz
                                         Telephone:   (262) 953-7999
                                         FAX:         (262) 953-7989

Commitments:
                                   BANK ONE, WISCONSIN
                                   Individually and as LC Issuer and Agent

                                   By:  _____________________________

                                   Title:____________________________
                                         111 East Wisconsin Avenue
                                         Milwaukee, WI 53201

                                         Attention:   Patrick   C. O'Connor
                                         Telephone:   (414)  765-2471
                                         FAX:         (414)  765-2176
Revolving Loan:      $34,000,000
Term Loan:           $16,000,000


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:  ________________________________

                                  Title: ______________________________
                                         111 West Monroe Street
                                         Chicago, IL 60603

                                         Attention:   Julia Buthman
                                         Telephone:   (312)  461-2744
                                         FAX:         (312)  765-8095

Revolving Loan: $20,400,000
Term Loan:       $9,600,000
                                  NATIONAL CITY BANK


                                  By: ________________________________

                                  Title: _____________________________
                                         155 E. Broad Street
                                         Columbus, OH 43251

                                         Attention:   Patti Jackson
                                         Telephone:   (614)  463-8065
                                         FAX:         (614)  463-6770

Revolving Loan: $20,400,000
Term Loan:       $9,600,000

                                  M&I MARSHALL & ILSLEY BANK


                                  By: _____________________

                                  Title: __________________

                                         770 North Water Street
                                         Milwaukee, WI 53201

                                         Attention:   Eric Thomas
                                         Telephone:   (414)  765-7884
                                         FAX:         (414)  765-7625

Revolving Loan: $13,600,000
Term Loan:       $6,400,000

                                  FIRSTAR BANK N.A.


                                  By: ______________________________

                                  Title: ___________________________
                                         777 East Wisconsin Avenue
                                         Milwaukee, WI  53202

                                         Attention:   Paul J. Hennessy
                                         Telephone:   (414)  765-6149
                                         FAX:         (414)  765-4632

Revolving Loan: $13,600,000
Term Loan:       $6,400,000

                                  LASALLE BANK NATIONAL ASSOCIATION


                                  By: _____________________________

                                  Title: ____________________________
                                         411 East Wisconsin Avenue
                                         Milwaukee, WI 53202

                                         Attention:   Jim Meyer
                                         Telephone:   (414)  224-0380
                                         FAX:         (414)  224-0071

Revolving Loan: $13,600,000
Term Loan:       $6,400,000

                                  U.S.   BANK NATIONAL ASSOCIATION


                                  By: ____________________________

                                  Title: ____________________________
                                         201 West Wisconsin Avenue
                                         Milwaukee, WI 53259

                                         Attention:   Mike Miller
                                         Telephone:   (414)  227-5969
                                         FAX:         (414)  227-5881

Revolving Loan: $13,600,000
Term Loan:       $6,400,000
                                  TCF NATIONAL BANK


                                  By: _______________________________

                                  Title: _____________________________
                                         500 W. Brown Deer Road
                                         Milwaukee, WI 53217

                                         Attention:   Russ McMinn
                                         Telephone:   (414)  351-8383
                                         FAX:         (414)  351-8680

Revolving Loan: $10,200,000
Term Loan:       $4,800,000


                                  ASSOCIATED BANK MILWAUKEE


                                  By: ______________________________

                                  Title: _____________________________
                                         401 East Kilbourn Avenue
                                         Milwaukee, WI 53202

                                         Attention:   Clark Rasmussen
                                         Telephone:   (414)  283-2207
                                         FAX:         (414)  283-2336

Revolving Loan: $10,200,000
Term Loan:       $4,800,000
                                  MARINE BANK


                                  By:  _______________________________

                                  Title: ______________________________
                                         250 East Wisconsin Avenue
                                         Milwaukee, WI 53202

                                         Attention:   Bill Shaw
                                         Telephone:   (414)  273-1500
                                         FAX:         (414)  273-1596

Revolving Loan: $10,200,000
Term Loan:       $4,800,000



                                  COMERICA BANK

                                  By: ______________________________

                                  Title: _____________________________
                                         500  Woodward Avenue
                                         PO  Box 75000 Mailcode 3269
                                         Detroit, MI 48275

                                         Attention:   Kathleen Kasperek
                                         Telephone:   (313)  222-3808
                                         FAX:         (313)  222-9516

Revolving Loan: $10,200,000
Term Loan:       $4,800,000